As filed with the U.S. Securities and Exchange Commission on December 16, 2020.
Registration No. 333-251184
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
CF Acquisition Corp. IV
(Exact name of registrant as specified in its charter)
Delaware	6770	85-1042073
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
110 East 59th Street
New York, NY 10022
Telephone: (212) 938-5000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Howard W. Lutnick
Chief Executive Officer
110 East 59th Street
New York, NY 10022
Telephone: (212) 938-5000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)
Copies to:
Douglas S. Ellenoff, Esq.	David Alan Miller, Esq.
Stuart Neuhauser, Esq.	Jeffrey M. Gallant, Esq.
Ellenoff Grossman & Schole LLP	Graubard Miller
1345 Avenue of the Americas	The Chrysler Building
New York, New York 10105	405 Lexington Avenue
Telephone: (212) 370-1300	New York, New York 10174
Telephone: (212) 818-8661
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
CALCULATION OF REGISTRATION FEE
Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(5)
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-third of one redeemable warrant(2)	46,000,000 Units	$10.00	$460,000,000	$50,186
Shares of Class A common stock included as part of the units(3)	46,000,000 Shares	—	—	—(4)
Redeemable warrants included as part of the units(3)	15,333,333 Warrants	—	—	—(4)
Total			$460,000,000	$50,186(6)
(1)	Estimated solely for the purpose of calculating the registration fee.
(2)
Includes 6,000,000 units, consisting of 6,000,000 shares of Class A common stock and 2,000,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)
Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)	No fee pursuant to Rule 457(g).
(5)
An additional indeterminate amount of securities are being registered hereby to be offered solely for certain market making transactions, by affiliates of the Registrant. Pursuant to Rule 457(q) under the Securities Act, no additional filing fee is required.

(6)	Previously paid.
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This amendment is being filed solely to file certain exhibits to the Registration Statement.
Item 16.	Exhibits and Financial Statement Schedules.
(a)	Exhibits. The following exhibits are filed as part of this registration statement:
Exhibit	Description
1.1	Form of Underwriting Agreement**
1.2	Form of Business Combination Marketing Agreement**
3.1	Certificate of Incorporation**
3.2	First Amendment to Certificate of Incorporation**
3.3	Second Amendment to Certificate of Incorporation**
3.4	Third Amendment to Certificate of Incorporation**
3.5	Form of Amended and Restated Certificate of Incorporation**
3.6	By Laws**
4.1	Specimen Unit Certificate**
4.2	Specimen Class A Common Stock Certificate**
4.3	Specimen Warrant Certificate**
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company, LLC and the Registrant**
5.1	Opinion of Ellenoff Grossman & Schole LLP**
10.1	Form of Letter Agreement among the Registrant and our officers, directors and CFAC Holdings IV, LLC**
10.2	Promissory Note, dated September 21, 2020, issued to CFAC Holdings IV, LLC**
10.3	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company, LLC and the Registrant**
10.4	Form of Registration Rights Agreement between the Registrant and certain security holders**
10.5	Form of Private Placement Units Purchase Agreement between the Registrant and CFAC Holdings IV, LLC**
10.6	Form of Indemnity Agreement**
10.7	Form of Expense Reimbursement Agreement by and between the Registrant and CFAC Holdings IV, LLC**
10.8	Form of Administrative Services Agreement by and between the Registrant and CFAC Holdings IV, LLC**
10.9	Form of Forward Purchase Contract between the Registrant and CFAC Holdings IV, LLC **
14	Form of Code of Ethics**
23.1	Consent of WithumSmith+Brown, PC*
23.2	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1)**
24	Power of Attorney*
99.1	Form of Audit Committee Charter**
99.2	Form of Compensation Committee Charter**
99.3	Consent of Anshu Jain**
99.4	Consent of Paul Pion**
*	Previously filed.
**	Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 16th day of December, 2020.
CF ACQUISITION CORP. IV

By:	/s/ Howard W. Lutnick
Howard W. Lutnick
Chairman and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.
Name	Position	Date

/s/ Howard W. Lutnick	Chairman, Chief Executive Officer and Director (principal executive officer)	December 16, 2020
Howard W. Lutnick

/s/ Paul Pion	Chief Financial Officer (principal financial and accounting officer)	December 16, 2020
Paul Pion